UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Date of report; date of earliest event reported) October 17, 2005

RESIDENTIAL CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51438	20-1770738
(Commission File Number)	(I.R.S. Employer Identification No.)
8400 Normandale Lake Boulevard, Minneapolis, Minnesota 55437
(Address of principal executive offices, with zip code)
(952) 857-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
On October 17, 2005, in its earnings press release furnished to the Securities and Exchange Commission on Form 8-K under Item 2.02, General Motors Corporation (GM) announced that it is exploring options to further enhance General Motors Acceptance Corporation’s (GMAC’s) liquidity position and its ability to support GM/GMAC synergies. In a separate Form 8-K filed under Item 8.01, GM stated that it “is exploring the possible sale of a controlling interest in GMAC to a strategic partner, with the goal of restoring GMAC’s investment grade rating and renewing its access to low-cost financing.” GM’s Form 8-K filed under Item 8.01 also stated: “GMAC said it will continue to evaluate strategic and structural alternatives to help ensure that its residential mortgage business, Residential Capital Corp., retains its investment grade credit ratings.” Residential Capital Corporation is a wholly owned subsidiary of GM and GMAC.
* * * *
In the Form 8-K, our use of the words “expect,” “anticipate,” “estimate,” “forecast,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities/targets,” “intend,” “evaluate” and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors. Such factors include, among others, the following: the ability of GM and GMAC to complete a transaction with a strategic investor while maintaining a significant stake in GMAC and Residential Capital Corporation; and securing separate credit ratings and low cost funding for GMAC and Residential Capital Corporation and maintaining the mutually beneficial relationship among Residential Capital Corporation, GMAC and GM.
None of GM, GMAC or Residential Capital Corporation intends or assumes any obligation to update any of these forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL CORPORATION
Date: October 18, 2005	/s/ Davee L. Olson
Davee L. Olson
Chief Financial Officer